CONSENT OF INDEPENDENT AUDITORS


             We hereby consent to the use of our report dated December 29, 1997 on the financial statements of the Monterey PIA Short-Term Government Fund, the Monterey Camborne Government Income Fund, the Monterey PIA Equity Fund, the Monterey Murphy New World Technology Convertibles Fund, the Monterey OCM Gold Fund, the Monterey Murphy New World Technology Fund, the Monterey Murphy New World Biotechnology Fund and the Monterey PIA Global Bond Fund series of Monterey Mutual Fund referred to therein, which is incorporated by reference in the Statement of Additional Information, in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

             We also consent to the reference to our firm in the Prospectus under the caption "General Information" and in the Statement of Additional Information under the caption "General".



                                      /s/ McGladrey & Pullen, LLP

                                      McGLADREY & PULLEN, LLP


   New York, New York
   March 27, 1998